UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
January 10, 2013

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 2 – Financial Information

Item 2.01                 Completion of Acquisition of Assets

City Holding Company, (“City”) completed the acquisition of Staunton Virginia-based Community Financial Corporation (“Community”) and its wholly owned subsidiary, Community Bank effective January 10, 2013 at 12:01 a.m.  In connection with the acquisition, City repaid Community’s borrowings under the U.S. Troubled Asset Relief Program (TARP) of $12.6 million on January 9, 2013. The merger, which was announced in August 2012, received the approval of all required regulatory agencies in December 2012 and Community’s shareholders on January 8, 2013. With the acquisition of Community Bank, City grows to $3.4 billion in assets and operates 84 banking offices in West Virginia, Virginia, Kentucky, and Ohio.

Section 9 - Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits

(a)-(b)	Financial statements of business acquired; Pro forma financial information

     The information required by item 9.01 will be provided on or before March 22, 2013.

(d)	Exhibits

2.1           Agreement and Plan of Merger, dated as of August 2, 2012, as amended by and among Community Financial Corporation, Community Bank, City Holding and City National Bank of West Virginia.  (Incorporated herein by reference from Annex A to the joint proxy statement-prospectus of City Holding Company and Community Financial Corporation filed by City Holding Company with the Securities and Exchange Commission on November 29, 2012). (Exhibits and disclosure schedules have been omitted pursuant to Regulation S-K Item 601(b)(2), and City agrees to furnish a supplemental copy of such exhibits or schedules upon request of the SEC).

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2013	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer